SUPPLEMENT TO

AMENDED AND RESTATED INVESTMENT ADVISORY CONTRACT

PIMCO Funds

650 Newport Center Drive

Newport Beach, California 92660

May 20, 2022

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

RE:	New Series of PIMCO Funds: Private Account Portfolio Series: PIMCO All Authority: Multi-RAE PLUS Fund

Dear Sirs and Madams:

As provided in the Amended and Restated Investment Advisory Contract between PIMCO Funds (the “Trust”) and Pacific Investment Management Company LLC (the “Adviser”), dated February 23, 2009 (the “Contract”), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at fee rates set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add PIMCO All Authority: Multi-RAE PLUS Fund (the “Fund”) to Exhibit A. The current Exhibit A is replaced with the new Exhibit A attached hereto.

This Supplement and the Contract shall become effective with respect to the Fund on May 20, 2022 and shall continue in effect for a period not to exceed two years from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Fund only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund, and (b) the vote, cast in accordance with the provisions of the 1940 Act and the rules and any applicable Securities and Exchange Commission guidance or relief thereunder at a meeting called for such purpose, of a majority of the Trust’s Trustees who are not parties to the Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Supplement and the Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Supplement and the Contract may be terminated with respect to the Fund at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by a vote of a majority of the Trust’s entire Board of Trustees on 60 days’ written notice to the Adviser or by the Adviser on 60 days’ written notice to the Trust.

The Declaration of Trust establishing the Trust, as amended and restated effective November 4, 2014, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name “PIMCO Funds” refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the

Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

EXHIBIT A

(as of May 20, 2022)

PIMCO Funds

Fund	Investment Advisory Fee

PIMCO All Asset All Authority Fund	0.20%

PIMCO All Asset Fund	0.175%

PIMCO California Intermediate Municipal Bond Fund	0.225%

PIMCO California Municipal Bond Fund	0.21%

PIMCO California Municipal Intermediate Value Fund	0.30%

PIMCO California Municipal Opportunistic Value Fund	0.40%

PIMCO California Short Duration Municipal Income Fund	0.18%

PIMCO Climate Bond Fund	0.25%

PIMCO CommoditiesPLUS® Strategy Fund	0.49%

PIMCO CommodityRealReturn Strategy Fund®	0.49%

PIMCO Credit Opportunities Bond Fund	0.60%

PIMCO Diversified Income Fund	0.45%

PIMCO Dynamic Bond Fund	0.55%

PIMCO Emerging Markets Local Currency and Bond Fund	0.45%

PIMCO Emerging Markets Bond Fund	0.45%

PIMCO Emerging Markets Corporate Bond Fund	0.50%

PIMCO Emerging Markets Currency and Short-Term Investments Fund	0.45%

PIMCO Emerging Markets Full Spectrum Bond Fund	0.54%

PIMCO ESG Income Fund	0.25%

PIMCO Extended Duration Fund	0.25%

PIMCO Global Advantage® Strategy Bond Fund	0.35%

PIMCO Global Bond Opportunities Fund (U.S. Dollar-Hedged)	0.25%

PIMCO Global Bond Opportunities Fund (Unhedged)	0.25%

PIMCO Global Core Asset Allocation Fund	0.90%

PIMCO GNMA and Government Securities Fund	0.25%

PIMCO Government Money Market Fund	0.12%

PIMCO High Yield Fund	0.25%

PIMCO High Yield Municipal Bond Fund	0.30%

PIMCO High Yield Spectrum Fund	0.30%

PIMCO Income Fund	0.25%

PIMCO Inflation Response Multi-Asset Fund	0.44%

PIMCO International Bond Fund (U.S. Dollar-Hedged)	0.25%

Fund	Investment Advisory Fee

PIMCO International Bond Fund (Unhedged)	0.25%

PIMCO Investment Grade Credit Bond Fund	0.25%

PIMCO Long Duration Total Return Fund	0.25%

PIMCO Long-Term Credit Bond Fund	0.30%

PIMCO Long-Term Real Return Fund	0.25%

PIMCO Long-Term U.S. Government Fund	0.225%

PIMCO Low Duration Credit Fund	0.40%

PIMCO Low Duration ESG Fund	0.25%

PIMCO Low Duration Fund	0.25%

PIMCO Low Duration Fund II	0.25%

PIMCO Low Duration Income Fund	0.30%

PIMCO Moderate Duration Fund	0.25%

PIMCO Mortgage Opportunities and Bond Fund	0.35%

PIMCO Mortgage-Backed Securities Fund	0.25%

PIMCO Municipal Bond Fund	0.20%

PIMCO National Intermediate Municipal Bond Fund	0.22%

PIMCO National Municipal Intermediate Value Fund	0.30%

PIMCO National Municipal Opportunistic Value Fund	0.40%

PIMCO New York Municipal Bond Fund	0.225%

PIMCO Preferred and Capital Securities Fund	0.44%

PIMCO RAE Fundamental Advantage PLUS Fund	0.64%

PIMCO RAE PLUS EMG Fund	0.80%

PIMCO RAE PLUS Fund	0.54%

PIMCO RAE PLUS International Fund	0.57%

PIMCO RAE PLUS Small Fund	0.59%

PIMCO RAE Worldwide Long/Short PLUS Fund	0.94%

PIMCO Real Return Fund	0.25%

PIMCO RealEstateRealReturn Strategy Fund	0.49%

PIMCO Short Asset Investment Fund	0.20%

PIMCO Short Duration Municipal Income Fund	0.18%

PIMCO Short-Term Fund	0.25%

PIMCO Strategic Bond Fund	0.25%

PIMCO StocksPLUS® Absolute Return Fund	0.39%

PIMCO StocksPLUS® Fund	0.25%

Fund	Investment Advisory Fee

PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)	0.45%

PIMCO StocksPLUS® International Fund (Unhedged)	0.39%

PIMCO StocksPLUS® Long Duration Fund	0.35%

PIMCO StocksPLUS® Short Fund	0.39%

PIMCO StocksPLUS® Small Fund	0.44%

PIMCO Total Return ESG Fund	0.25%

PIMCO Total Return Fund	0.25%

PIMCO Total Return Fund II	0.25%

PIMCO Total Return Fund IV	0.25%

PIMCO TRENDS Managed Futures Strategy Fund	1.15%

Private Account Portfolio Series

Portfolio	Investment Advisory Fee

PIMCO ABS and Short-Term Investments Portfolio	0.02%

PIMCO All Asset: Multi-Real Fund	0.49%

PIMCO All Asset: Multi-RAE PLUS Fund	0.64%

PIMCO All Authority: Multi-RAE PLUS Fund	0.64%

PIMCO All Asset: Multi-Short PLUS Fund	0.49%

PIMCO EM Bond and Short-Term Investments Portfolio	0.02%

PIMCO High Yield and Short-Term Investments Portfolio	0.02%

PIMCO International Portfolio	0.02%

PIMCO Investment Grade Credit Bond Portfolio	0.02%

PIMCO Long Duration Credit Bond Portfolio	0.02%

PIMCO Low Duration Portfolio	0.02%

PIMCO Moderate Duration Portfolio	0.02%

PIMCO Mortgage and Short-Term Investments Portfolio	0.02%

PIMCO Municipal Portfolio	0.02%

PIMCO Sector Fund Series - AH	0.02%

PIMCO Sector Fund Series - AI	0.02%

PIMCO Sector Fund Series - AM	0.02%

PIMCO Sector Fund Series - BC	0.02%

PIMCO Sector Fund Series - BL	0.02%

PIMCO Sector Fund Series - EE	0.02%

PIMCO Sector Fund Series - H	0.02%

PIMCO Sector Fund Series - I	0.02%

PIMCO Real Return Portfolio	0.02%

PIMCO Short Asset Portfolio(1)	0.00%

PIMCO Short-Term Floating NAV Portfolio II	0.02%

PIMCO Short-Term Floating NAV Portfolio III(1)	0.00%

PIMCO Short-Term Portfolio	0.02%

PIMCO U.S. Government and Short-Term Investments Portfolio	0.02%

(1)

PIMCO Short Asset Portfolio and PIMCO Short-Term Floating NAV Portfolio III (the “Short NAV Portfolios”) will be offered only to other series of PIMCO Funds (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. The Short NAV Portfolios, and their wholly-owned subsidiaries (if any), do not pay an investment advisory fee to PIMCO. By investing in a Short NAV Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to the applicable Short NAV Portfolio, and its wholly-owned subsidiary (if any), under the Contract.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO FUNDS

By:	/s/ Bijal Parikh
Name:	Bijal Parikh
Title:	Treasurer

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Peter Strelow
Name:	Peter Strelow
Title:	Managing Director

PIMCO FUNDS, on behalf of its series PIMCO Funds: Private Account Portfolio Series - PIMCO Short Asset Portfolio and PIMCO Funds: Private Account Portfolio Series - PIMCO Short-Term Floating NAV Portfolio III

By:	/s/ Bijal Parikh
Name:	Bijal Parikh
Title:	Treasurer